Exhibit 10.32

PROMISSORY NOTE

$	December , 2008

1.             FOR VALUE RECEIVED, the undersigned, GeoPetro Resources Company, a California corporation (“Maker”), promises to pay to                 , (“Payee”), the principal sum of               ($          ) (the “Principal Amount”) together with interest accruing on the unpaid portion of the Principal Amount from the date hereof until maturity at the annual rate of         percent (    %), with such interest payable quarterly in arrears.  This promissory note shall be referred to herein as the “Note.” The Principal Amount and all accrued and unpaid interest thereon shall be due and payable on             ,          (the “Maturity Date”).  The Principal Amount and any accrued and unpaid interest thereon may be prepaid at any time prior to the Maturity Date without penalty.

2.             In conjunction herewith, Payee or Payee’s designee, shall receive warrants in the form attached as an exhibit hereto (the “Warrant Certificate”), to purchase            shares of no par voting common stock of Maker (“Shares”) at a price of $       per Share (the “Exercise Price”), with such Exercise Price being subject to equitable adjustment in the event of a split or reverse split of the Shares prior to expiration of the warrants.  The warrants shall be exercisable during the period commencing upon the date hereof and ending on         ,        as specifically set forth in the Warrant Certificate.

3.             Payee agrees that all amounts due hereunder, including Principal Amount and any accrued and unpaid interest thereon, shall be subordinated to any existing or hereinafter created loan obligations payable by Maker to the Bank of Oklahoma, National Association.

4.             Payee shall have the right to accelerate this Note and to declare the entire unpaid Principal Amount and the obligations evidenced hereby immediately due and payable and to seek and obtain payment of this Note upon the occurrence of any of the following events of default (the “Events of Default”):  (a) Maker breaches its obligations under the Warrant Certificate; or (b) Maker fails to fulfill its obligations under Section 2 of this Note.

5.             All payments hereunder shall be made in lawful currency of the United States of America at such place as Payee shall designate in writing and shall be payable by Maker by check or wire transfer.

6.             The validity, construction and performance of this Note, and any action or claim arising out of or relating to this Note, shall be governed by the laws, without regard to the laws as to choice or conflict of laws, of the State of California.  The forum for disputes is San Francisco, California.  Any controversy or claim arising out of or relating to this Note, or breach thereof, including without limitation claims against either party, its affiliates, employees, professionals, officers or directors shall be settled by binding arbitration in San Francisco, California, in accordance with the rules of, and as determined by an arbitrator affiliated with, JAMS/Endispute.  The arbitrator(s) shall be an active member of the California Bar.  In the proceeding, the arbitrator(s) shall apply California substantive law and the California Evidence Code.  Payee agrees that the arbitrator(s) shall have no authority to award punitive damages, and Payee has been advised to seek counsel concerning the possible waiver by Payee of certain rights otherwise available to the undersigned as a consequence of such agreement.  The arbitrator(s) shall prepare an award in writing, which shall include factual findings and any legal conclusions on which the decision is based.  Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.  In any such proceeding, the prevailing party shall be entitled, in addition to any other relief awarded or adjudged, such sum as the arbitrator(s) may fix as and for reasonable attorneys’ fees and costs, and the same shall be included in the award and any judgment.

7.             Each of the terms, provisions and obligations of this Note shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties and their respective legal representatives, successors and permitted assigns.

8.             Payee hereby agrees to execute such other documents as may be reasonably necessary to consummate the transaction proposed herein, including, but not limited to, regulatory filings which may be required to be filed in Payee’s state of residence.

9.             Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by nationally-recognizable overnight courier or by facsimile machine confirmed telecopy, and shall be deemed delivered at the time and date of receipt (which shall include telephone line facsimile transmission).  The addresses for such communications shall be:

If to Maker:

GeoPetro Resources Company
One Maritime Plaza
Suite 700
San Francisco, CA  94111
Attention: Stuart J. Doshi, President and CEO

Phone: (415) 398-8186
Facsimile: (415) 398-9227

If to Payee:

Attn:

IN WITNESS WHEREOF, Maker has executed this Note in favor of Payee is of the date first set forth above.

MAKER:

GeoPetro Resources Company

a California corporation

By:	/s/ Stuart J. Doshi
Stuart J. Doshi
President and CEO